Nixon, Hargrave, Devans & Doyle LLP
                        Attorneys and Counsellors at Law
                                 Clinton Square
                              Post Office Box 1051
                         Rochester, New York 14603-1051
                                 (716) 263-1000
                              Fax: (716)263-1600

                                 July 7, 1997




Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York  14604


Gentlemen:

  We have acted as counsel to Home Properties of New York, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "New Registration Statement") which relates to the issuance of an additional 420,000 shares (the "Additional Shares") of Common Stock, par value $.01 per share, under the Company's Amended and Restated Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan (the "Plan"). The New Registration Statement supplements and amends the prospectus contained Registration Statement on Form S-3, Registration No. 333-96004 filed by the Company on August 16, 1995 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of up to 1,980,000 shares of Common Stock of the Company under the Plan, as supplemented by the Prospectus Supplement contained in Registration Statement on Form S-3, Registration No. 333-13723 filed on October 8, 1996 with respect to an additional 580,000 shares of Common Stock under the Plan.

  We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Incorporation of the Company, as amended to the date hereof,
(ii) the By-Laws of the Company, as amended to the date hereof, (iii) certified copies of certain resolutions duly adopted by the Board of Directors and stockholders of the Company, and (iv) the Plan.

  Based upon the foregoing, it is our opinion that the Additional
Shares have been duly authorized, and, after the Additional Shares shall have been issued and delivered as described in such New Registration Statement and the Plan and the consideration therefor shall have been received by the Company, such Additional Shares will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the above-referenced New Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the prospectus contained in such Registration Statement.

                             Very truly yours,

                             /s/ Nixon, Hargrave, Devans & Doyle LLP